UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2011 (November 9, 2011)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On November 9, 2011, the board of directors (the “Board of Directors”) of Trimble Navigation Limited (the “Company”) appointed Ron Nersesian to serve as a director of the Company. Mr. Nersesian has not yet been appointed to serve on any committee of the Board of Directors. Mr. Nersesian will be entitled to compensation for his service as a non-employee director pursuant to the Company’s compensation practices for non-employee directors, which are described in the Company’s Board of Directors Compensation Policy dated May 3, 2011, filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2011. In addition, the Company intends to enter into its standard form indemnification agreement with Mr. Nersesian.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2011, the Board of Directors approved an amendment to Section 3.2 of the Company’s Bylaws to increase the number of directors from eight to nine, effective as of the appointment date of Mr. Nersesian.

The foregoing description is qualified in its entirety by the text of the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1	Bylaws of Trimble Navigation Limited (amended and restated through November 9, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: November 14, 2011	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

Exhibit Index

Exhibit 3.1	Amendment to the Bylaws of Trimble Navigation Limited (effective as of November 9, 2011).